SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2008

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

June 26, 2008, Earth Biofuels, Inc. (“the Company”) and its wholly owned subsidiary Durant Biofuels, LLC, an Oklahoma limited liability company (“Durant”) executed an Amended and Restated Credit Agreement, Guarantee and Collateral Agreement (“Amended Agreement”), and $5,000,000 Note (“Note”) with Fourth Third, LLC , a Delaware limited liability company (“Fourth Third”).

The Amended Agreement reduces the $9,000,000 note and term loan facility related to the Durant, Oklahoma biodiesel production facility, which was disclosed in the three months ended March 31, 2008 quarterly report of the Company, to $5,000,000.  The original $9,000,000 note was paid down by a separate facility between Fourth Third, LLC and PNG Ventures, Inc. which was disclosed in the Company’s SEC Form 8-K filed on July 9, 2008.  The new $5,000,000 Note is due and payable in 2 years, with interest accruing at 30 day LIBOR plus 7.25%. The Note is secured by the biodiesel production facility in Durant, Oklahoma.

Item 9.01  Exhibits.
 (c) Exhibits.
Exhibit Number	Description

10.1	Amended & Restated Credit Agreement by and among Durant Biofuels, LLC, Earth Biofuels, Inc. and Fourth Third
10.2	Promissory note for $5,000,000 with Fourth Third
10.3	Guarantee and Collateral Agreement by and among Earth Biofuels, Inc. and Durant Biofuels, LLC in favor of Fourth Third

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.

Dated: July 15, 2008	By:	/s/ Dennis G. McLaughlin, III
Chief Executive Officer